UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 12, 2009

Asbury Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31262	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

2905 Premiere Parkway NW, Suite 300 Duluth, GA	30097
(Address of principal executive offices)	(Zip Code)

(770) 418-8200

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Conditions.

Asbury Automotive Group, Inc. (the “Company”) issued a press release on March 16, 2009, announcing its financial results for the fourth quarter and year ended December 31, 2008. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2009, the Company announced its plans to eliminate its regional management structure as part of its continuous restructuring and cost reduction efforts. In that connection, on March 12, 2009, the Company’s Board of Directors elected Michael S. Kearney, age 57, to serve as the Company’s Senior Vice President and Chief Operating Officer. Prior to this election, Mr. Kearney served as the President and Chief Executive Officer of the Company’s Eastern Region, which includes Nalley Automotive Group in Georgia, Crown Automotive Company in North Carolina, South Carolina, Virginia and New Jersey, and Coggin Automotive Group and Courtesy Auto Group in Florida. Mr. Kearney joined Crown Automotive Company in 1990 as its Chief Financial Officer, and assumed the role of its President and Chief Executive Officer in September 2000. Crown Automotive Company merged with the Company in 1998.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the Company’s financial results for the fourth quarter and year ended December 31, 2008, as identified under Item 2.02, is being furnished as Exhibit 99.1 to this Report and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description

	99.1	Press Release dated March 16, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: March 16, 2009	By:	/s/ Charles R. Oglesby
Name: Charles R. Oglesby
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 16, 2009.